PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10-K of All Marketing Solutions, Inc., of our report dated April 14, 2015 on our audit of the financial statements of All Marketing Solutions, Inc. as of December 31, 2014, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2014.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 9, 2017